UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2004

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        On June 9, 2004, Journal Communications, Inc. (the “Company”) agreed to sell 6,000,000 shares of its class A common stock at a price of $18.25 per share to the public in a public offering through Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated, Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters who are members of the underwriting syndicate (collectively, the “Underwriters”). The Underwriters also have an option to purchase up to 900,000 additional shares of class A common stock of the Company to cover any over-allotments. The public offering of the shares is expected to close on June 15, 2004.

        The class A common stock being sold by the Company is registered on a Registration Statement on Form S-1 (Registration No. 333-114974) as filed with the Securities and Exchange Commission. The final version of the Underwriting Agreement among the Company and the Underwriters is filed herewith, along with the press release announcing the pricing of the public offering.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith

(1.1)	Underwriting Agreement, dated June 9, 2004, among Journal Communications, Inc. and Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated, Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein.

(99.1)	Press Release, Journal Communications Announces Pricing of Common Stock Offering, June 9, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: June 9, 2004	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and General Counsel

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated June 9, 2004

Exhibit No.

(1.1)	Underwriting Agreement, dated June 9, 2004, among Journal Communications, Inc. and Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated, Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the other underwriters named therein.

(99.1)	Press Release, Journal Communications Announces Pricing of Common Stock Offering, June 9, 2004.